UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2022

Callon Petroleum Company
(Exact name of registrant as specified in its charter)

DE	001-14039	64-0844345
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Briarlake Plaza
2000 W. Sam Houston Parkway S., Suite 2000
Houston, TX 77042

(Address of Principal Executive Offices, and Zip Code)

(281) 589-5200

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CPE	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
☐    Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement
On October 19, 2022, Callon Petroleum Company (the “Company”) entered into the Amended & Restated Credit Agreement (the “Credit Agreement”) with the lenders party thereto (the “Lenders”) and JPMorgan Chase Bank, N.A., as administrative agent for the Lenders, which amends and restates the Credit Agreement, dated December 20, 2019, among the Company, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto, as amended from time to time.
Under the terms of the Credit Agreement, the Company can obtain secured revolving loans as Term Benchmark Loans, RFR Loans or ABR Loans. ABR Loans are denominated in dollars and bear interest at an alternate base rate equal to an applicable margin ranging from 0.75% to 1.75% based on utilization plus the greatest of (a) the Prime Rate, (b) the NYFRB Rate plus 0.50% and (c) the Adjusted Term SOFR Rate for a one month Interest Period plus 1.00%. RFR Loans are denominated in dollars and bear interest a rate equal to the Daily Simple SOFR plus 0.10% and plus an applicable margin ranging from 1.75% to 2.75% based on utilization. Term Benchmark Loans are denominated in dollars and bear interest at the Term SOFR Rate plus 0.10% and plus an applicable margin ranging from 1.75% to 2.75% based on utilization. The Company also incurs commitment fees at rates ranging between 0.375% to 0.50%, also based on utilization, on the unused portion of lender commitments. Capitalized terms used but not defined in this paragraph have the meanings given such terms in the Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.
The Credit Agreement matures on October 19, 2027. The Company is obligated to repay the aggregate principal amount of any loans outstanding under the Credit Agreement on or before such maturity date.
The Credit Agreement is subject to, as of the date hereof, a $2.0 billion borrowing base and elected commitment amount of $1.5 billion. The Company may borrow up to the lesser of the borrowing base and the elected commitment amount. The borrowing base under the Credit Agreement is subject to regular redeterminations in the spring and fall of each year, as well as interim and other special redeterminations described in the Credit Agreement, which in each case may change the amount of the borrowing base. The Company may, subject to the terms of conditions contained in the Credit Agreement, increase or decrease the elected commitment amount under the Credit Agreement from time to time The Credit Agreement also includes a $200.0 million letter of credit sublimit. The Credit Agreement is secured by liens on substantially all of the Company’s oil and gas properties and other assets.
The proceeds of the loans and extensions of credit under the Credit Agreement will be used by the Company for the payment of fees and expenses incurred in connection with the entry into the Credit Agreement and associated loan documents on the effective date of the Credit Agreement, and for working capital and other general corporate or partnership purposes, including, without limitation, capital expenditures, investments, and acquisitions.
The Credit Agreement contains certain representations and warranties and various affirmative and negative covenants and events of default, including, among other things, (i) a restriction on the ability of the Company or certain of its subsidiaries to incur or permit liens on assets, subject to certain exceptions, (ii) a restriction on the ability of the Company or certain of its subsidiaries to incur debt, subject to certain exceptions, (iii) a restriction on the ability of the Company or certain of its subsidiaries to make certain payments in respect of equity, subject to certain exceptions, (iv) a restriction on the ability of the Company or certain of its subsidiaries to make investments or loans, subject to certain exceptions, (v) a limitation on certain changes to the Company’s business, and (vi) certain restrictions related to mergers and sales of all or substantially all of the Company’s assets. The Company must also maintain the following financial covenants determined as of the last day of each fiscal quarter: (a) a ratio of current assets to current liabilities of the Company and the subsidiary guarantors (the “Credit Parties”) of no less than 1.00 to 1.00 and (b) a ratio of consolidated debt (subject to the Company’s ability to net up to the lesser of $157.5 million or 7.5% of the borrowing base of unrestricted cash) to consolidated EBITDAX (as defined in the Credit Agreement) of the Credit Parties of no more than 3.50 to 1.00 (or less than zero).
The foregoing description of the Credit Agreement does not purport to be a complete statement of the parties’ rights and obligations under the Credit Agreement and the transactions contemplated by the Credit Agreement and is qualified in its entirety by reference to the copy of the Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

10.1+
Amended & Restated Credit Agreement, dated as of October 19, 2022, by and among the Company, JPMorgan Chase Bank, N.A., as administrative agent for the lenders party thereto, and the other lenders party thereto.

99.1	Press Release dated October 24, 2022
104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document).

+ Certain schedules and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish a supplemental copy of any omitted schedule or attachment to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Callon Petroleum Company
(Registrant)

October 24, 2022	/s/ Joseph C. Gatto, Jr.
Joseph C. Gatto, Jr.
President and Chief Executive Officer